UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2016

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

The Board of Directors of Cogentix Medical, Inc., a Delaware corporation (the “Company”), has established Friday, May 20, 2016 as the date of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).  Because the date of the 2016 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing its stockholders of such change.

Stockholders of record at the close of business on March 22, 2016 and only such stockholders will be entitled to vote at the 2016 Annual Meeting.  The time and location of the 2016 Annual Meeting will be as set forth in the Company’s proxy statement for the 2016 Annual Meeting. Because the date of the 2016 Annual Meeting has been changed by more than 30 days from the anniversary of the 2015 Annual Meeting, a new deadline has been set for submission of proposals by stockholders of the Company intended to be included in the Company’s 2016 proxy statement and form of proxy for its 2016 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must ensure that such proposal is received by the Company’s Secretary, at 5420 Feltl Road, Minnetonka, MN 55428, on or before the close of business on March 28, 2016, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials.  In addition, in order for any stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered timely for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices not later than March 28, 2016.  Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2016	COGENTIX MEDICAL, INC.

	By:	/s/ Robert C. Kill
	Name:	Robert C. Kill
	Title:	President, Chief Executive Officer
and Corporate Secretary

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